                                                                   Exhibit 2.2





                         REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT, dated as of November 12, 1996 (the "Agreement"), among HFS Incorporated, a Delaware corporation (the "Company"), and Ms. Christel DeHaan, an individual resident of the State of Indiana ("Holder").

                  WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of October 6, 1996 (the "Purchase Agreement"), the Company has acquired (the "Acquisition") from Holder (i) all of the issued and outstanding shares of common stock, without par value, of Resort Condominiums International, Inc., an Indiana corporation ("RCI"), and (ii) all of the issued and outstanding shares of the Affiliated Entities (as defined in the Purchase Agreement) held by Seller;

                  WHEREAS, in partial consideration for the Acquisition, the Company has, among other things, issued to Holder 999,500 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (the shares of Common Stock issued to Holder in consideration for the Acquisition are hereinafter referred to as the "Acquisition Shares"); and

                  WHEREAS, in order to induce Holder to enter into the Purchase Agreement, the Company has agreed to provide registration rights with respect to the Acquisition Shares.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS


Section 1.01  Definitions.


                  As used in this Agreement, the following terms shall have the following meanings:

                  The term "Acquisition" shall have the meaning ascribed to it in the second paragraph of the preamble.

                  The term "Acquisition Shares" shall have the meaning ascribed to it in the third paragraph of the preamble.

                  The term "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  The term "Agreement" shall have the meaning ascribed to it in the first paragraph of the preamble.

                  The term "Common Stock" shall have the meaning ascribed to it in the third paragraph of the preamble.

                  The term "Company" shall have the meaning ascribed to it in the first paragraph of the preamble.

                  The term "Company Offering" shall mean the sale of equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company, pursuant to a registration statement filed by the Company under the Securities Act (other than a registration statement filed on Form S-8 or any successor form) respecting an underwritten offering, whether primary or secondary, that is declared effective by the SEC.

                  The term "Company Subsidiary" shall mean any Person the majority of the outstanding voting securities or interests of which are owned by the Company.

                  The term "Effective Date" shall have the meaning ascribed to it in Section 2.02.



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



                  The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  The term "Holder" shall have the meaning ascribed to it in the first paragraph of the preamble.

                  The term "Losses" shall have the meaning ascribed to it in

Section 2.06(a).


                  The term "Person" shall mean an individual, trustee, corporation, partnership, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                  The term "Purchase Agreement" shall have the meaning ascribed to it in the second paragraph of the preamble.

                  The term "Registration Expenses" shall have the meaning ascribed to it in Section 2.05.

                  The term "Rule 144" shall mean Rule 144 promulgated under the Securities Act (or any successor rule).

                  The term "Rule 415 Offering" shall have the meaning ascribed to it in Section 2.01(a).

                  The term "SEC" shall mean the United States Securities and Exchange Commission.

                  The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  The term "Shelf Registration Statement" shall have the meaning ascribed to it in Section 2.01(a).

                  The term "Transfer" shall mean any attempt to, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any of the Acquisition Shares, or the consummation of any such transactions, or the soliciting of any offers to purchase or otherwise acquire, or take a pledge of any of the Acquisition Shares.


                                  ARTICLE II
                             REQUIRED REGISTRATION


Section 2.01  Required Registration.


                  (a) Form S-3. As promptly as practicable, the Company shall use reasonable best efforts to prepare and file with the SEC a registration statement (the "Shelf Registration Statement") on Form S-3 or another appropriate form permitting registration of the Acquisition Shares so as to permit promptly the resale of the Acquisition Shares by Holder pursuant to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule) under the Securities Act (a "Rule 415 Offering") and shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable.

                  (b) Effectiveness. The Company shall use reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the date that is the earliest to occur of (i) the date by which all Acquisition Shares covered by the Shelf Registration Statement have been sold, (ii) the third anniversary of the date hereof and
(iii) when, in the written opinion of counsel to the Company, all outstanding Acquisition Shares held by persons who are not Affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Act or any successor provision thereto.

                  (c) Amendments/Supplements. The Company shall amend and supplement the Shelf Registration Statement and the prospectus contained therein if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or if required by the Securities Act; provided, however, that the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

                  (d) Offerings. At any time after the effective date of the Shelf Registration Statement, Holder, subject to the restrictions and conditions con- tained herein, and to compliance which all applicable state and federal securities laws, shall have the right to dispose of all or any portion of the Acquisition Shares from time to time in negotiated or market transactions.


Section 2.02      Holdback Agreement.


                   From and after the date on which the Shelf Registration Statement is declared effective by the SEC (the "Effective Date"), upon the request of the Company, Holder shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Acquisition Shares, during the ten (10)-day period prior to the date on which the Company has notified Holder that the Company intends to commence a Company Offering through the filing of a registration statement with the Securities and Exchange Commission, through the one hundred twenty (120)-day period immediately following the closing date of such Company Offering; provided, however, that Holder shall not be obligated to comply with this Section 2.02 on more than one (1) occasion in any twelve (12)-month period.


Section 2.03      Blackout Provisions.


                  The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holder not being able to offer and sell any Acquisition Shares during that period, unless (i) such action is required by applicable law, (ii) upon the occurrence of any event contemplated by Section 2.04(a)(8) below, such action is taken by the Company in good faith and for valid business reasons or (iii) the continued effectiveness of the Shelf Registration Statement would require, on the advice of counsel to the Company, the Company to disclose a material financing, acquisition or other corporate develoent, and the proper officers of the Company shall have determined in good faith that such disclosure is not in the best interests of the Company and its stockholders, and, in the case of clause (ii) above, the Company thereafter promptly complies with the requirements of Section 2.04(a)(8) below.


Section 2.04      Registration Procedures.


                  (a) Procedures. In connection with the registration of the Acquisition Shares pursuant to this Agreement, the Company shall use reasonable best efforts to effect the registration and sale of the Acquisition Shares in accordance with Holder's intended method of disposition thereof and, in connection therewith, the Company shall as promptly as practicable:

                           (1) prepare and file with the SEC the Shelf
         Registration Statement and use reasonable best efforts to cause the Shelf Registration Statement to become and remain effective in accordance with Section 2.01(a) and (b) above;

                           (2) prepare and file with the SEC amendments and supplements to the Shelf Registration Statement and the prospectuses used in connection therewith in accordance with Section 2.01(c) above;

                           (3) before filing with the SEC the Shelf
         Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by Holder and one counsel for the underwriter or sales or placement agent, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

                           (4) promptly (i) notify Holder of each of (x) the filing and effectiveness of the Shelf Registration Statement and each prospectus and any amendments or supplements thereto, (y) the receipt of any comments from the SEC or any state securities law authorities or any other governmental authorities with respect to any such Shelf Registration Statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of the Acquisition Shares in any jurisdiction or any initiation or threatening of any proceedings with respect to any of the foregoing and (ii) use reasonable best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

                           (5) furnish to Holder, the underwriters or the sales or placement agent, if any, and one counsel for each of the foregoing, a conformed copy of the Shelf Registration Statement and each amendment and supplement thereto (in each case, includ-ing all exhibits thereto) and such additional number of copies of such Shelf Registration Statement, each amendment and supplement thereto (in such case, without such exhibits), the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and prospectus supplements and all exhibits thereto and such other documents as Holder, underwriter, agent or such counsel may reasonably request in order to facilitate the disposition of the Acquisition Shares by Holder;

                           (6) in connection with a sale of Acquisition Shares by or through an underwriter, if requested by Holder or the managing underwriter or underwriters of a Rule 415 Offering, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the Shelf Registration Statement such information concerning underwriters and the plan of distribution of the Acquisition Shares as such managing underwriter or underwriters or Holder reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, information with respect to the number of Acquisition Shares being sold by Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Acquisition Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

                           (7) use reasonable best efforts to register or qualify the Acquisition Shares under such securities or "blue sky" laws of such jurisdictions as Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions in which the Acquisition Shares are to be sold and keep such registration or qualification in effect for so long as the Shelf Registration Statement remains effective under the Securities Act (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (iii) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

                           (8) notify Holder, at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the Shelf Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and, subject to Section 2.03 above, promptly prepare and furnish to the Holder a supplement or amendment to the prospectus contained in the Shelf Registration Statement so that the Shelf Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Acquisition Shares shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

                           (9) cause all of the Acquisition Shares to be listed on each national securities exchange and included in each established over-the-counter market on which or through which the Common Stock is then listed or traded;

                           (10) in connection with a sale of Acquisition Shares by or through an underwriter, make available for inspection by Holder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by Holder or underwriter, all reasonably requested financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by Holder, underwriters, attorneys, accountants or agents in connection with the Shelf Registration Statement; information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless, subject to Section 2.03 above,

         (i) the disclosure of such information is required by applicable federal securities laws or is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement or (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; Holder agrees, on Holder's own behalf and on behalf of all of Holder's underwriters, accountants, attorneys and agents, that the information obtained by any of them as a result of such inspections shall be deemed confidential unless and until such is made generally available to the public; Holder further agrees, on Holder's own behalf and on behalf of all of Holder's underwriters, accountants, attorneys and agents, that Holder will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at Holder's expense, to undertake appropriate action to prevent disclosure of the information deemed confidential; nothing contained herein shall require the Company to waive any attorney-client privilege or disclose attorney work product;

                           (11) use reasonable best efforts to comply with all applicable laws related to the Shelf Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the Commission) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of the Shelf Registration Statement) an earnings statement of the Company and the Company Subsidiaries complying with Section 11(a) of the Securities Act;

                           (12) in connection with a sale of Acquisition Shares by or through an underwriter, use reasonable best efforts to furnish to Holder a signed counterpart of (x) an opinion of counsel for the Company and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, a holder of common stock, such opinion and comfort letters to be dated the date that such opinion and comfort letters are customarily dated in such transactions; and

                           (13) take other actions as Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Acquisition Shares.

                  (b) Further Agreements. Without limiting any of the foregoing, in the event that the sale of Acquisition Shares is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by Holder containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, holders of common stock; provided, however, that the Holder shall not utilize the Shelf Registration Statement for more than one underwritten offering during the term of this Agreement. In connection with the sale of Acquisition Shares hereunder, Holder may, at Holder's option, require that any and all representations and warranties by, and the other agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Acquisition Shares were pursuant to a customary underwritten offering) be made to and for the benefit of Holder and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of Holder in connection with the disposition of Holder's securities pursuant to the terms hereof. In connection with any offering of Acquisition Shares registered pursuant to this Agreement, the Company shall, upon receipt of duly endorsed certificates representing the Acquisition Shares, (x) furnish to the underwriter, if any (or, if no underwriter, Holder), unlegended certificates representing ownership of Acquisition Shares being sold, in such denominations as requested, and (y) instruct any transfer agent and registrar of the Acquisition Shares to release any stop transfer order with respect thereto.

                  Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (8) of Section 2.04(a), Holder shall forthwith discontinue Holder's disposition of Acquisition Shares pursuant to the Shelf Registration Statement and prospectus relating thereto until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (8) of Section 2.04(a) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in Holder's possession of the prospectus current at the time of receipt of such notice relating to the Acquisition Shares.


Section 2.05      Registration Expenses.


                  All expenses incidental to the Company's performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection with "blue sky" law compliance), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) and other Persons retained by the Company in connection therewith (collectively, the "Registration Expenses"), shall be borne by the Company. The Company shall not be responsible for and shall not pay the fees and expenses of legal counsel, accountants, agents or experts retained by Holder in connection with the sale of the Acquisition Shares. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the Acquisition Shares on the New York Stock Exchange.


Section 2.06      Indemnification.


                  (a) By the Company. The Company agrees to indemnify Holder and Holder's heirs, legatees, beneficiaries and permitted assigns against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or

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necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in, or alleged to be omitted from, (i) any financial information of RCI or any of the Affiliated Entities or (ii) any information furnished in writing to the Company by Holder or its underwriter or other agent expressly for use therein or by Holder's failure to deliver, or its underwriter's or other agent's failure to deliver, a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Holder with the requested number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of Holder.

                  (b) By Holder. In connection with the Shelf Registration Statement, Holder shall furnish to the Company in writing information regarding Holder's ownership of Acquisition Shares and Holder's intended method of distribution thereof and shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue sement or omission or alleged untrue statement or omission (i) is caused by, results from or relates to, or is alleged to be omitted from, such information so furnished in writing by Holder or (ii) arises out of or results from Holder's failure to deliver, or Holder's underwriter's or other agent's failure to deliver, a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished Holder with the requested number of copies of the same. In connection with an underwritten offering and without limiting any of Holder's other obligations under this Agreement, (i) Holder shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the Company and (ii) Holder shall cause each underwriter of an underwritten offering to indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or such indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission (x) is caused by, results from or relates to, or is alleged to be omitted from, such information furnished in writing by such underwriter or (y) arises out of or results from such underwriter's failure to delivery a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such underwriter with the requested number of copies of the same.

                  (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been prejudiced by such failure to provide such notice.

                  (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party unless such settlement contains a full and unconditional release of the indemnified party.

                  (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Acquisition Shares.

                  (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who otherwise would be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

                  (g) Applicability. The provisions of this Section 2.06 shall not affect or apply to any rights or obligations of the parties pursuant to
Section 8.9(e) or Article X of the Purchase Agreement.

Section 2.07      Transferability of Registration Rights.

                  The rights and obligations of Holder under this ARTICLE II may not be transferred or assigned without the prior written consent of the Company.

                                  ARTICLE III
                        TRANSFERS OF ACQUISITION SHARES


Section 3.01      Transferability of Acquisition Shares


                  Holder may not Transfer the Acquisition Shares except in the following circumstances:

                  (a)      pursuant to Rule 144;

                  (b)      pursuant to the Shelf Registration Statement; or

                  (c) upon receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company, that such Transfer is exempt from registration under the Act.


Section 3.02      Restrictive Legends.


                  Holder hereby acknowledges and agrees that, during the term of this Agreement, each of the certificates representing Acquisition Shares shall be subject to stop transfer instructions and shall include the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHETHER BY SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, GIFT, BEQUEST, APPOINTMENT OR OTHERWISE, AND HFS INCORPORATED (THE "COMPANY") WILL NOT REGISTER THE TRANSFER OF SUCH SHARES, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT (B) PURSUANT TO RULE 144 UNDER THE ACT OR
(C) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                                  ARTICLE IV
                                 MISCELLANEOUS


Section 4.01      Effectiveness of Agreement.


                  The provisions of this Agreement shall be effective as of the date hereof.


Section 4.02      Recapitalization.


                  In the event that any capital stock or other securities are issued as a dividend or distribution on, in respect of, in exchange for, or in substitution of, any Acquisition Shares, such securities shall be deemed to be Acquisition Shares for all purposes under this Agreement.


Section 4.03      Notices.


                  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

                           (a)      If to the Company, to:

                                    HFS Incorporated
                                    Six Sylvan Way
                                    Parsippany, New Jersey 07054
                                    Attention: James E. Buckman, Esq.
                                    Facsimile: (201) 359-5331

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom
                                    One Rodney Square
                                    Wilmington, Delaware 19801
                                    Attention: Patricia Moran Chuff, Esq.
                                    Facsimile: (302) 651-3001



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                           (b)      If to Holder, to:

                                    Ms. Christel DeHaan
                                    6330 Mayfield Lane
                                    Zionsville, Indiana 46077

                                    with a copy to:

                                    Ice Miller Donadio & Ryan
                                    One American Square
                                    Indianapolis, Indiana 46204
                                    Attention: Berkley Duck, Esq.
                                    Facsimile: (317) 236-2219

or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 4.03, to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.


Section 4.04      Entire Agreement.


                  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.


Section 4.05      Binding Effect; Assignment.


                  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as expressly contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by the Company or Holder without the prior written consent of the other. Upon any such assignment, this Agreement shall be amended to substitute the assignee as a party hereto in a writing reasonably acceptable to the other party.



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Section 4.06      Amendment, Modification and Waiver.


                  This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure by Holder, on the one hand, or the Company, on the other hand, to comply with any term or provision of this Agreement may be waived by the Company or Holder, respectively, at any time by an instrument in writing signed by or on behalf of the Company and Holder, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.


Section 4.07      Third-Party Beneficiaries.


                  This Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.


Section 4.8       Counterparts.


                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Section 4.9       Interpretation.


                  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.


Section 4.10      Governing Law.


                  This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.


Section 4.11      Termination; Restrictive Legend.


                  Subject to the provisions of Section 2.01(b) hereof, this Agreement shall terminate on the third anniversary of the date hereof; provided, however, that the provisions of Section 2.06 hereof shall survive termination of this Agreement.


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It is understood and agreed that any restrictive legends set forth on any
Acquisition Shares shall be removed by delivery of substitute certificates without such legends and such Acquisition Shares shall no longer be subject to the terms of this Agreement, upon the resale of such Acquisition Shares in accordance with the terms of this Agreement or, if not theretofore removed, on the third anniversary of the date hereof.


                                        [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.


                                            HFS INCORPORATED



                                            By:__________________________
                                                 Name:  Stephen P. Holmes
                                                 Title:    Vice Chairman



                                            STOCKHOLDER



                                            _____________________________
                                            Ms. Christel DeHaan





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